United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

ISRAEL ACQUISITIONS CORP

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41593	87-3587394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 508-1531

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one redeemable warrant	ISLUF	N/A
Class A ordinary shares, par value $0.0001 per share	ISRLF	N/A
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	ISLWF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*The registrant’s units, Class A ordinary shares, par value $0.0001 per share and warrants each trade on the OTC Markets under the trading symbols “ISLUF”, “ISRLF” and “ISLWF”, respectively.

Item 1.02 Termination of a Material Definitive Agreement.

Business Combination Agreement

As previously disclosed, on January 26, 2025, Israel Acquisitions Corp, a Cayman Islands exempted company (the “Company” or “IAC”), and Gadfin Ltd., a company domiciled in Israel (“Gadfin”), entered into a business combination agreement (as amended, the “Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, the parties agreed to effect a series of transactions (collectively, the “Transactions”) that would result in IAC and Gadfin each becoming a wholly owned subsidiary of a newly formed Israeli holding company, Gadfin Regev Holdings Ltd. (“NewPubco”), through (i) the merger of a wholly owned subsidiary of NewPubco with and into Gadfin, with Gadfin surviving (the “Acquisition Merger”), and (ii) the merger of a wholly owned subsidiary of NewPubco with and into IAC, with IAC surviving (the “IAC Merger” and, together with the Acquisition Merger, the “Mergers”). The Agreement was further amended on several occasions, including to extend the date by which the Transactions were required to be consummated. The terms of the Agreement, which contained customary representations and warranties, covenants, closing conditions and termination provisions, are summarized in the Company’s prior filings with the SEC. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

On June 22, 2026, the Agreement was terminated in accordance with the terms set forth therein (the “Termination”).

Sponsor Support Agreement

As previously disclosed, in connection with the execution of the Agreement, on January 26, 2025, each of Israel Acquisitions Sponsor LLC, a Delaware limited liability company (the “Sponsor”), IAC and Gadfin entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) whereby the Sponsor has agreed, among other things, (a) to vote in favor of the Agreement and the Transactions on the terms and subject to the conditions set forth in the Sponsor Support Agreement, (b) in the event the Covered Shares represent more than 30% of NewPubco Ordinary Shares issued and outstanding immediately following Closing, Sponsor will irrevocably forfeit and surrender, immediately prior to Closing, for no consideration, a number of Sponsor Shares, up to a maximum of 1,429,000 Sponsor Shares, in order to reduce the Sponsor’s holding in NewPubco below the Dilution Cap, and (c) if, immediately prior to or at the Closing, IAC incurs a Transaction Expenses Cap Excess without obtaining the prior written consent of the Company to incur such Transaction Expenses Cap Excess, then at the election of Gadfin in its sole discretion, Sponsor shall either (x) irrevocably transfer to such Persons entitled to the respective Transaction Expenses Cap Excess such number of IAC Shares or IAC Warrants that will satisfy and settle such Transaction Expenses Cap Excess, reasonably acceptable to Gadfin or (y) pay directly to NewPubco any such Transaction Expenses Cap Excess, such that only Sponsor bears such Transaction Expenses Cap Excess. The Sponsor also agreed that it will not (a) transfer any of the Sponsor Shares or grant any security interest in the Sponsor Shares pursuant to the Agreement or to another shareholder of IAC, (b) deposit any Sponsor Shares into a voting trust or enter into a voting arrangement that is inconsistent with the Sponsor Support Agreement or (c) enter into any arrangement with respect to the acquisition or sale of any of the Sponsor Shares. The Sponsor has also agreed to waive its rights to the treatment of its Sponsor Shares and to not participate in any redemption by tendering or submitting any IAC equity securities held by the Sponsor for redemption. In connection with the Termination, the Sponsor Support Agreement and the other agreements entered into in connection with the Agreement terminated in accordance with their respective terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAEL ACQUISITIONS CORP

Date: June 26, 2026	By:	/s/ Ziv Elul
		Name:	Ziv Elul
		Title:	Chief Executive Officer and Director